FOR IMMEDIATE RELEASE

SI FINANCIAL GROUP, INC.
TO INITIATE STOCK REPURCHASE PROGRAM

March 12, 2015, Willimantic, Connecticut — SI Financial Group, Inc., (the “Company”) (Nasdaq: SIFI), the holding company for Savings Institute Bank and Trust Company, announced today that it has authorized a stock repurchase program to acquire up to 630,000 shares or approximately 5% of the Company’s outstanding common stock.  Repurchases will be conducted through open market purchases, which may include purchases under a trading plan adopted pursuant to Securities and Exchange Commission Rule 10b5-1, or through privately negotiated transactions.  Repurchases will be made from time to time depending on market conditions and other factors.  There is no guarantee as to the exact number of shares to be repurchased by the Company.

About SI Financial Group, Inc.

SI Financial Group, Inc. is the holding company for Savings Institute Bank and Trust Company. Established in 1842, the Savings Institute Bank and Trust Company is a community-oriented financial institution headquartered in Willimantic, Connecticut. Through its twenty-six branch locations, the Bank offers a full-range of financial services to individuals, businesses and municipalities within its market area.

Contact Information

Rheo A. Brouillard
President and Chief Executive Officer
(860) 423-4581